Exhibit 4.1

COMMON STOCK SUBSCRIPTION AGREEMENT
AND INVESTMENT AGREEMENT

Name of Subscriber

Dollar Amount of Subscription

          THIS SUBSCRIPTION AGREEMENT AND INVESTMENT AGREEMENT (“Agreement”), dated March 10, 2004, is between Canyon Resources Corporation (the “Company”), and the person or entity (the “Subscriber”) named above who executes this Agreement as an investor in the Company.

                    Section 1. General. This Agreement sets forth the terms under which the Subscriber will invest in the Company. The Subscriber’s execution of this Agreement constitutes an irrevocable offer to purchase the number of shares of $.01 par value common stock of the Company (the “Stock”) set forth in this Agreement. If the Subscriber’s subscription is accepted by the Company, the Subscriber’s execution of this Agreement will constitute the Subscriber’s agreement to be bound by all of the terms and conditions of this Agreement. The Stock is offered pursuant to a currently effective shelf registration statement on Form S-3, which has at least $25,000,000 in unallocated securities registered thereunder (Registration Number 333-112302) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission.

                     Section 2. Subscriber’s Subscription. The Subscriber hereby subscribes for                shares of common stock of the Company at a purchase price of $4.37 per share for an aggregate purchase price of $                .

                    Section 3. Representations and Warranties. The Subscriber hereby represents, warrants and certifies to the Company as follows:

                              (a)     the Subscriber is not acting as an underwriter, placement agent, broker or dealer in connection with the Subscriber’s acquisition of the Stock and the Subscriber is purchasing the Stock for its own account and not with a view to distribution, without prejudice, however, to Subscriber’s right at all times to sell or otherwise dispose of all or any part of the Stock in compliance with applicable federal and state securities laws.

                              (b)     the address of the Subscriber set forth below is the true and correct residence (in the case of an individual) or principal place of business (in the case of an entity) of the Subscriber; the Subscriber has no present intention of becoming a resident or domiciliary of any other state or jurisdiction;

                              (c)     all of the representations and warranties of the Subscriber contained in this Agreement and all information furnished by the Subscriber to the Company are true, correct and complete in all respects; and

                              (d)     the Subscriber will be the sole party in interest in the Stock to be acquired by the Subscriber and as such will be vested with all legal and equitable rights in such subscription.

          The foregoing representations, warranties, certifications, agreements, undertakings and acknowledgments are made by the Subscriber with the intent that they be relied upon in determining the Subscriber’s suitability as a subscriber of Stock and the Subscriber agrees that those representations, warranties, agreements, undertakings and acknowledgments shall survive this Agreement. In addition, the Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Subscriber set forth in this Agreement.

          If more than one person is executing this Agreement, each representation, warranty and undertaking in this Agreement shall be a joint and several representation, warranty and undertaking of each such person. If the Subscriber is a partnership, corporation, trust or other entity, the Subscriber further represents and warrants that the Subscriber has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on behalf of the Subscriber.

                    Section 4. Indemnification. The Subscriber shall indemnify and hold harmless the Company, any affiliate of the Company, and the officers, directors, employees and professional advisors of any of the foregoing, from and against any and all claims, losses, damages, liabilities or expenses, including costs and reasonable attorneys’ fees, that any of the foregoing persons or entities may incur by reason of, or in connection with, any misrepresentations made by the Subscriber, any breach of any of the Subscriber’s representations and warranties in this Agreement, or the Subscriber’s failure to fulfill any of the Subscriber’s covenants or agreements contained in this Agreement.

                    Section 5. Miscellaneous.

                              (a)     This Agreement shall be irrevocable.

                              (b)     This Agreement may not be assigned by the Subscriber, and any attempt by the Subscriber to assign this Agreement shall make this Agreement voidable at the option of the Company. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the Subscriber.

                              (c)     This Agreement contains the entire agreement between the Subscriber and the Company and supersedes all previous agreements between the parties, whether written or oral, with respect to subject matter hereof.

                              (d)     All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

                              (e)     This Agreement and the Subscriber’s investment shall be governed by and construed and enforced in accordance with the laws of the State of Colorado and courts located in the State of Colorado shall have exclusive jurisdiction with respect to all matters arising hereunder.

          IN WITNESS WHEREOF, this Agreement has been executed by the undersigned Subscriber on the date set forth below.

          IF THE SUBSCRIBER IS AN INDIVIDUAL (OR INDIVIDUALS), PLEASE EXECUTE AND COMPLETE THE FOLLOWING AND HAVE YOUR SIGNATURE NOTARIZED:

[Note: Signature blanks for Subscriber’s signing as a partnership, corporation, trust or other entity appear on the following page.]

Signature of Subscriber	Signature of Co-Subscriber (if applicable)

Print Name of Subscriber	Print Name of Co-Subscriber (if applicable)

Social Security Number	Social Security Number of Co-Subscriber (if applicable)

Address:

Date:

STATE OF	)
	)	ss.
COUNTY OF	)

          On this           day of           2004 before me personally came          , who, being duly sworn by me, acknowledged that (s)he executed the foregoing instrument for the uses and purposes therein stated.

Notary Public

My Commission Expires:

[SEAL]

* * *

          Accepted by the Company on this _____ day of _____________ 2004.

CANYON RESOURCES CORPORATION

By:

Richard H. De Voto, President

          IF THE SUBSCRIBER IS A PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY, PLEASE EXECUTE AND COMPLETE THE FOLLOWING AND HAVE YOUR SIGNATURE NOTARIZED:

Print Name of Entity:

Date:		By:

Title:

Tax Identification Number:	Address:

STATE OF	)
	)	ss.
COUNTY OF	)

          On this             day of        , 2004 before me personally came             in his (her) capacity as                   on behalf of                    who, being duly sworn by me, acknowledged that s(he) executed the foregoing instrument on behalf of said entity, that s(he) had the authority to execute the same, and that s(he) executed the same as the act and deed of said entity for the uses and purposes therein stated.

Notary Public

My Commission Expires:

[SEAL]

* * *

          Accepted by the Company on this _______ day of ________________ 2004.

CANYON RESOURCES CORPORATION

By:

Richard H. De Voto, President

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